EXHIBIT 21.01

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country of Incorporation
Oracle Argentina, S.A.	Argentina
Oracle Corporation (Australia) Pty. Ltd.	Australia
Oracle Australia Property Pty. Ltd.	Australia
One Meaning Pty. Ltd. (inactive)	Australia
Oracle GmbH	Austria
Oracle (Barbados) Foreign Sales Corporation	Barbados
Oracle Belgium B.V.B.A./sprl.	Belgium
Oracle do Brasil Sistemas Limitada	Brazil
Oracle Corporation Canada Inc.	Canada
Oracle Caribbean, Inc.	Puerto Rico
Oracle Holding Cayman	Cayman Islands
Oracle International Holding Company	Cayman Islands
Sistemas Oracle de Chile, S.A.	Chile
Centro de Capacitacion Oracles Ltda.	Chile
Beijing Oracle Software Systems Company Limited	China
Oracle Colombia Limitada	Colombia
Oracle de Centroamerica S.A.	Costa Rica
Oracle Software d.o.o.	Croatia
Oracle Czech s.r.o.	Czech Republic
Oracle Danmark ApS	Denmark
Oracle Ecuador, S.A.	Ecuador
Oracle Egypt Ltd.	Egypt
Oracle Finland OY	Finland
Oracle France, S.A.S.	France
Concentra S.A. (inactive)	France
Oracle Deutschland GmbH	Germany
Concentra GmbH (inactive)	Germany
Oracle Hellas, S.A./AE	Greece
Oracle Systems Hong Kong Limited	Hong Kong
Oracle Systems China (Hong Kong) Limited	Hong Kong
Oracle Hungary Kft.	Hungary
Oracle Software India Ltd.	India
Oracle Solution Services (India) Private Ltd.	India
PT Oracle Indonesia	Indonesia
Oracle East Central Europe Limited	Ireland
Oracle EMEA Limited	Ireland
Oracle Technology Company	Ireland
Oracle Software Systems Israel Limited	Israel
Oracle Italia S.R.L.	Italy
Oracle Corporation Japan	Japan
Oracle Systems (Korea), Ltd.	Korea
Oracle Corporation Malaysia Sdn. Bhd.	Malaysia
Oracle MSC SDN BhD	Malaysia
Oracle de Mexico, S.A. de C.V.	Mexico
Oracle Nederland B.V.	The Netherlands
Oracle Distribution B.V.	The Netherlands
Oracle Licensing B.V.	The Netherlands
Tinoway Nederland B.V. (inactive)	The Netherlands

Subsidiary	Country of Incorporation
Oracle Scheduler BV (inactive)	The Netherlands
Oracle East Central Europe Services BV	The Netherlands
Oracle Holding Antilles N.V.	Netherlands Antilles
Oracle New Zealand, Ltd.	New Zealand
Oracle Norge AS	Norway
Oracle del Peru, S.A.	Peru
Oracle Philippines, Inc.	Philippines
Oracle Polska, Sp.z.o.o.	Poland
Oracle Portugal—Sistemas de Informacao Lda.	Portugal
Saudi Oracle Limited	Saudi Arabia
Oracle Corporation Singapore Pte. Ltd.	Singapore
Oracle Corporation (Singapore) Holdings Pte. Ltd.	Singapore
Oracle Slovensko spol. s.r.o.	Slovakia
Oracle Software d.o.o., Ljubljana, Slovenia	Slovenia
Oracle Corporation (South Africa)(Pty) Limited	South Africa
Oracle Iberica, S.R.L.	Spain
Oracle Svenska AB	Sweden
Drutt Svenska AB	Sweden
Oracle Software (Switzerland) LLC	Switzerland
Oracle AG	Switzerland
Oracle Corporation (Thailand) Co. Ltd.	Thailand
Oracle Bilgisayar Sistemleri Limited Sirketi	Turkey
Oracle Systems Limited	United Arab Emirates
Oracle APSS Trustee Limited	UK
Oracle Corporation UK Limited	UK
Oracle Corporation Nominees Limited	UK
Oracle Resources Ltd.	UK
Oracle Corporation OLAP, Ltd.	UK
Oracle EMEA Management Ltd.	UK
Oracle Promotions Limited	UK
One Meaning, Ltd.	UK
Concentra Limited	UK
Relational Software Limited	UK
Versatility UK Ltd.	UK
Versatility Virgin Islands, Inc.	U.S. Virgin Islands
Oracle Uruguay, S.A.	Uruguay
Oracle de Venezuela, C.A.	Venezuela
Oracle Vietnam Pty. Ltd.	Vietnam
3Cube, Inc.	Delaware
Business OnLine, Inc.	Delaware
Carleton Corporation	Minnesota
Concentra Software Corporation	Delaware
Datalogix International, Inc.	New York
Delphi Asset Management Corporation	Nevada
Drutt Corporation	Delaware
Graphical Information, Inc.	Florida
Healthcare Acquisition I Corporation	Delaware
OIC Acquisition I Corporation	Delaware
OIC Acquisition II Corporation	Delaware
One Meaning, Inc.	Delaware
Oracle IV Centrum Holding Company	Delaware
Oracle Acquisition I Corporation	Delaware

Subsidiary	Country of Incorporation
Oracle Cable, Inc.	Delaware
Oracle China, Inc.	California
Oracle Credit Corporation	California
Oracle Holdings, Inc.	Delaware
Oracle International Corporation	California
Oracle International Investment Corporation	California
Oracle Japan Holding, Inc.	Delaware
Oracle Taiwan, Inc.	California
Oracle Tutor Corporation	California
OracleMobile, Inc.	Delaware
RSIB, Inc.	Delaware
Strategic Processing Corporation	Illinois
Treasury Services Corporation	California
Versatility, Inc.	Delaware